Exhibit 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (S-3 No. 333-46191) and related Prospectus of Lawyers Title Corporation for the registration of 4,039,473 shares of its Common Stock and to the incorporation by reference therein of our report dated February 19, 1997, with respect to the consolicated financial statements and schedules of Lawyers Title Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP


February 26, 1998
Richmond, Virginia